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                           SMITH & COMPANY
                    CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                            10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                  SALT LAKE CITY, UTAH 84101
  CERTIFIED PUBLIC ACCOUNTANTS         TELEPHONE: (801) 575-8297
UTAH ASSOCIATION OF                    FACSIMILE (801) 575-8306
  CERTIFIED PUBLIC ACCOUNTANTS         E-MAIL: smith&co@smithandcocpa.com

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September 19, 1997

Board of Directors
Profit Financial Corporation
14675 Interurban Avenue South
Seattle, Washington 98168

We hereby affirm, with respect to the financial statements of Profit
Financial Corporation for the year ended December 31, 1994, that the report of Smith & Company did not contain an adverse opinion or a disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Smith & Company on accounting principles or practices, financial statement disclosure, or auditing scope or procedure related to Profit Financial Corporation. This letter responds to your request for such letter which was made in April, 1997.

Very truly yours.

Smith & Company

By: /s/ WILLIAM R. DENNEY
    ---------------------
        William R. Denney

WRD\kod